Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Autolus Therapeutics plc 2018 Equity Incentive Plan of our report dated March 21, 2024, with respect to the consolidated financial statements of Autolus Therapeutics plc included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Reading, United Kingdom

November 14, 2024